UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2009

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated October 21, 2009, announcing its third-quarter and nine-month 2009 results and supplementary schedules (see exhibit 99.1) and presented slides on its web site that accompanied its October 21, 2009, earnings conference call (see exhibit 99.2).

Item 8.01.  Other Events.

FCX also issued a press release dated October 21, 2009, announcing that its Board of Directors has reinstated an annual cash dividend on its common stock of $0.60 per share.  The Board would declare a quarterly dividend of $0.15 per share, with the initial dividend expected to be paid on February 1, 2010 (see exhibit 99.3).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  October 21, 2009

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press release dated October 21, 2009, titled “Freeport-McMoRan Copper & Gold Inc. Reports Third-Quarter and Nine-Month 2009 Results” and supplementary schedules.

99.2	Slides presented in conjunction with October 21, 2009, FCX third-quarter 2009 earnings conference call conducted via the internet.

99.3	Press release dated October 21, 2009, titled “Freeport-McMoRan Copper & Gold Inc. Reinstates Annual Cash Dividend on Common Stock of $0.60 per Share.”